                                                                    EXHIBIT 99.1



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Brazil Fast Food Corp. (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, RICARDO FIGUEIREDO BOMENY, Chief Executive Officer and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

MAY 15, 2003
                                  /s/ RICARDO FIGUEIREDO BOMENY
                                  -----------------------------
                            RICARDO FIGUEIREDO BOMENY
                            Chief Executive Officer and
                            Acting Chief Financial Officer


This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.